ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764



                         Consent of Independent Auditors


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Statements" in each of the Prospectuses in Part A and in Part B and to the incorporation by reference in Part B of our report dated January 21, 2000 on the financial statements and the financial highlights of Principal Variable
Contracts Fund, Inc. in this Post Effective Amendment No. 45 to form N-1A Registration Statement under the Securities Act of 1933 (No. 02-35570) and related Prospectuses of Variable Contracts Fund, Inc.


                                                           /s/ Ernst & Young LLP


Des Moines, Iowa
April 24, 2000




Ernst & Young LLP is a member of Ernst & Young International, Ltd.